UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, Approach Resources Inc., as borrower (the “Company”), entered into a first amendment (the “First Amendment”) to its Amended and Restated Credit Agreement dated as of May 7, 2014, by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders party thereto.

The First Amendment, among other things, (a) increases the borrowing base to $600 million from $450 million, (b) maintains the aggregate commitments of the lenders at $450 million and (c) provides for the applicable margin or interest rate to be paid based on utilization of borrowing base, rather than utilization of aggregate commitments of the lenders.

The foregoing description of the terms of the First Amendment is qualified in its entirety by the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2014, the Company issued a press release announcing financial and operational results for the three and nine months ended September 30, 2014 (the “Earnings Release”). The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On November 5, 2014, the Company issued the Earnings Release discussed above in Item 2.02 of this current report on Form 8-K. The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

On November 5, 2014, the Company issued a press release announcing changes to the Board of Directors (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.2.

On November 5, 2014, the Company posted a new presentation titled “Approach Resources Inc. – Third Quarter 2014 Results” under the “Investor Relations – Presentations” section of the Company’s website, www.approachresources.com. For the benefit of all investors, the presentation is attached hereto as Exhibit 99.3.

Item 8.01 Other Events.

On November 5, 2014, the Company announced that Bryan H. Lawrence has retired from his role as Chairman of the Company’s Board of Directors (“Board”) and that J. Ross Craft, the Company’s President and Chief Executive Officer, has been appointed as the new Chairman of the Board effective November 4, 2014. Mr. Lawrence will continue to serve as a director on the Company’s Board. The Company also announced that Vean J. Gregg III has been elected by the other independent directors on the Board as Lead Independent Director of the Board effective November 4, 2014. The Board designated this new position to provide for an independent director to serve in a lead capacity to coordinate the activities of the other non-employee, independent directors and to perform such other duties and responsibilities as the Board may determine. The duties and responsibilities of the Lead Independent Director will be governed by a written charter approved by the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment dated as of November 4, 2014, to Amended and Restated Credit Agreement, dated as of May 7, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders party thereto.

99.1	Earnings Release dated November 5, 2014.

99.2	Press Release dated November 5, 2014.

99.3	Corporate presentation titled, “Approach Resources Inc. – Third Quarter 2014 Results.”

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01, including the attached Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer

Date: November 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated as of November 4, 2014, to Amended and Restated Credit Agreement, dated as of May 7, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders party thereto.

99.1	Earnings Release dated November 5, 2014.

99.2	Press Release dated November 5, 2014.

99.3	Corporate presentation titled, “Approach Resources Inc. – Third Quarter 2014 Results.”

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